Exhibit 99.1

CONTACT:	Corporate Communications 404-715-2554 news archive at news.delta.com Investor Relations 404-715-2170

Delta Reports Financial and Operating Performance for February 2014

ATLANTA, Mar 4, 2014 – Delta Air Lines (NYSE: DAL) today reported financial and operating performance for February 2014.

Consolidated passenger unit revenue (PRASM) for the month of February increased 4.0% year over year driven by continuing strong domestic demand and gains in the Transatlantic entity. As a result of winter storms, Delta cancelled nearly 8,000 flights during the month. February’s PRASM includes 0.5 points of benefit from these weather-related cancellations.

Delta completed 95.5 percent of its flights in February and ran an on-time arrival rate of 77.5 percent.

The company’s financial and operating performance is detailed below.

Preliminary Financial and Operating Results
February consolidated PRASM change year over year	4.0%
Projected March quarter fuel price per gallon, adjusted	$2.99 - $3.04
February mainline completion factor	95.5%
February on-time performance (preliminary DOT A14)	77.5%

Note: Fuel price includes taxes, transportation, settled hedges, hedge premiums and refinery impact, but excludes mark to market adjustments on open hedges.

Delta Air Lines serves nearly 165 million customers each year. This year, Delta was named the 2014 Airline of the Year by Air Transport World magazine and was named to FORTUNE magazine’s top 50 Most Admired Companies in addition to being named the most admired airline for the third time in four years. With an industry-leading global network, Delta and the Delta Connection carriers offer service to 324 destinations in 59 countries on six continents. Headquartered in Atlanta, Delta employs nearly 80,000 employees worldwide and operates a mainline fleet of more than 700 aircraft. The airline is a founding member of the SkyTeam global alliance and participates in the industry’s leading trans-Atlantic joint venture with Air France-KLM and Alitalia as well as a newly formed joint venture with Virgin Atlantic. Including its worldwide alliance partners, Delta offers customers more than 15,000 daily flights, with hubs in Amsterdam, Atlanta, Cincinnati, Detroit, Minneapolis-St. Paul, New York-JFK, New York-LaGuardia, Paris-Charles de Gaulle, Salt Lake City and Tokyo-Narita. Delta has invested billions of dollars in airport facilities, global products, services and technology to enhance the customer experience in the air and on the ground. Additional information is available on delta.com, Twitter @Delta, Google.com/+Delta, Facebook.com/delta and Delta’s blog takingoff.delta.com.

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Forward Looking Statements

Statements in this press release that are not historical facts, including statements regarding our estimates, expectations, beliefs, intentions, projections or strategies for the future, may be "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the estimates, expectations, beliefs, intentions, projections and strategies reflected in or suggested by the forward-looking statements.  These risks and uncertainties include, but are not limited to, the cost of aircraft fuel; the availability of aircraft fuel; the impact of posting collateral in connection with our fuel hedge contracts; the impact of significant funding obligations with respect to defined benefit pension plans;  the restrictions that financial covenants in our financing agreements will have on our financial and business operations; labor issues; interruptions or disruptions in service at one of our hub airports; our dependence on technology in our operations; disruptions or security breaches of our information technology infrastructure; the ability of our credit card processors to take significant holdbacks in certain circumstances; the possible effects of accidents involving our aircraft; the effects of weather, natural disasters and seasonality on our business; the effects of an extended disruption in services provided by third party regional carriers; failure or inability of insurance to cover a significant liability at the Trainer refinery; the impact of environmental regulation on the Trainer refinery, including costs related to renewable fuel standard regulations; our ability to retain management and key employees; competitive conditions in the airline industry; the effects of extensive government regulation on our business; the effects of terrorist attacks; the effects of the rapid spread of contagious illnesses; and the costs associated with war risk insurance.

Additional information concerning risks and uncertainties that could cause differences between actual results and forward-looking statements is contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2013.  Caution should be taken not to place undue reliance on our forward-looking statements, which represent our views only as of March 4, 2014, and which we have no current intention to update.

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	Monthly Traffic Results (a)				Year to Date Traffic Results (a)

	Feb 2014	Feb 2013	Change		Feb 2014	Feb 2013	Change

RPMs (000):
Domestic	7,836,525	7,685,399	2.0%		16,193,447	15,868,443	2.0%
Delta Mainline	6,379,695	6,205,032	2.8%		13,177,122	12,803,383	2.9%
Regional	1,456,830	1,480,367	(1.6%)		3,016,324	3,065,060	(1.6%)
International	5,160,223	5,008,932	3.0%		11,290,916	10,733,164	5.2%
Latin America	1,421,242	1,178,077	20.6%		3,000,083	2,460,941	21.9%
Delta Mainline	1,394,222	1,163,278	19.9%		2,941,478	2,426,242	21.2%
Regional	27,019	14,799	82.6%		58,605	34,699	68.9%
Atlantic	1,980,969	1,984,229	(0.2%)		4,467,172	4,429,099	0.9%
Pacific	1,758,012	1,846,626	(4.8%)		3,823,661	3,843,124	(0.5%)
Total System	12,996,748	12,694,331	2.4%		27,484,363	26,601,607	3.3%

ASMs (000):
Domestic	9,445,480	9,551,461	(1.1%)		19,865,652	20,013,483	(0.7%)
Delta Mainline	7,538,950	7,543,015	(0.1%)		15,838,821	15,758,152	0.5%
Regional	1,906,530	2,008,446	(5.1%)		4,026,831	4,255,331	(5.4%)
International	6,560,229	6,500,525	0.9%		13,981,491	13,563,711	3.1%
Latin America	1,724,187	1,469,788	17.3%		3,575,203	3,003,391	19.0%
Delta Mainline	1,685,062	1,447,963	16.4%		3,493,774	2,954,516	18.3%
Regional	39,125	21,825	79.3%		81,429	48,875	66.6%
Atlantic	2,731,144	2,839,192	(3.8%)		5,879,338	5,994,948	(1.9%)
Pacific	2,104,898	2,191,545	(4.0%)		4,526,949	4,565,372	(0.8%)
Total System	16,005,710	16,051,986	(0.3%)		33,847,142	33,577,194	0.8%

Load Factor:
Domestic	83.0%	80.5%	2.5	pts	81.5%	79.3%	2.2	pts
Delta Mainline	84.6%	82.3%	2.3	pts	83.2%	81.2%	2.0	pts
Regional	76.4%	73.7%	2.7	pts	74.9%	72.0%	2.9	pts
International	78.7%	77.1%	1.6	pts	80.8%	79.1%	1.7	pts
Latin America	82.4%	80.2%	2.2	pts	83.9%	81.9%	2.0	pts
Delta Mainline	82.7%	80.3%	2.4	pts	84.2%	82.1%	2.1	pts
Regional	69.1%	67.8%	1.3	pts	72.0%	71.0%	1.0	pts
Atlantic	72.5%	69.9%	2.6	pts	76.0%	73.9%	2.1	pts
Pacific	83.5%	84.3%	(0.8)	pts	84.5%	84.2%	0.3	pts
Total System	81.2%	79.1%	2.1	pts	81.2%	79.2%	2.0	pts

Passengers Boarded	11,241,729	11,105,107	1.2%		23,180,290	22,845,911	1.5%

Mainline Completion Factor	95.5%	99.0%	(3.5)	pts

Cargo Ton Miles (000):	162,612	179,322	(9.3%)		331,445	354,694	(6.6%)

[a] Results include flights operated under contract carrier arrangements

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